UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2016

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3650

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.

Investor Presentation

On August 18, 2016, Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” the “Company,” “we,” “us” or “our”), first used the presentation attached as Exhibit 99.1 in connection with a conference call with stockholders and financial advisors to review the second quarter 2016 results. The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The presentation materials include information about Funds from Operations (“FFO”) and Same Store Net Operating Income (“NOI”).

Funds from operations is a non-Generally Accepting Accounting Principles (“GAAP”) financial measure that is widely recognized as a measure of real estate investment trust (“REIT”) operating performance. We use FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) in the April 2002 “White Paper of Funds From Operations” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated joint ventures and partnerships which resulted from measurable decreases in the fair value of the depreciable real estate held by the joint venture or partnership), plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, subsidiaries, and noncontrolling interests as one measure to evaluate our operating performance. In October 2011, NAREIT clarified the FFO definition to exclude impairment charges of depreciable real estate (including impairments of investments in unconsolidated joint ventures and partnerships which resulted from measurable decreases in the fair value of the depreciable real estate held by the joint venture or partnership).

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance.

We believe that FFO is helpful to investors and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, impairments of depreciable assets, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which is not immediately apparent from net income (loss).

FFO should not be considered as an alternative to net income (loss), as an indication of our liquidity, nor as an indication of funds available to fund our cash needs, including our ability to make distributions and should be reviewed in connection with other GAAP measurements. Additionally, the exclusion of impairments limits the usefulness of FFO as a historical operating performance measure since an impairment charge indicates that operating performance has been permanently affected. FFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO. Our FFO as presented may not be comparable to amounts calculated by other REITs that do not define these terms in accordance with the current NAREIT definition or that interpret the definition differently.

Our calculation of FFO for the three and six months ended June 30, 2016 and 2015 is presented below (in thousands except per share amounts):

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net loss attributable to the Company	$(1,165)	$(0.05)	$(1,960)	$(0.07)	$(2,238)	$(0.09)	$(2,133)	$(0.08)
Adjustments for:
Real estate depreciation and amortization(1)	2,299	0.09	3,653	0.14	5,153	0.20	7,682	0.30
Gain on sale of real estate(2)	—	—	—	—	—	—	(4,700)	(0.18)
Income tax expense associated with real estate sale(3)	—	—	(519)	(0.02)	—	—	1,615	0.06
NAREIT Defined Funds from Operations (FFO) attributable to common stockholders	$1,134	$0.04	$1,174	$0.05	$2,915	$0.11	$2,464	$0.10

GAAP weighted average shares:
Basic and diluted		25,466		25,704		25,510		25,740

(1)         Includes our consolidated amount, as well as our pro rata share of those unconsolidated investments which we account for under the equity method of accounting, and the noncontrolling interest adjustment for the third-party partners’ share.

(2)         For the six months ended June 30, 2015, includes our proportionate share of the gain on sale of real estate related to the Babcock and AJS investments. The gain on sale of AJS is net of a cumulative foreign currency translation loss of approximately $0.6 million due to the substantial liquidation of AJS.

(3)         During the first quarter of 2015, we recorded an estimated provision for income tax of approximately $2.2 million for the six months ended June 30, 2015 as a result of foreign income tax related to the sale of AJS.  During the second quarter of 2015, we recorded a credit of $0.5 million to the provision for income tax based on a change in the estimated taxes payable on the sale of AJS.

Provided below is additional information related to selected items included in net loss above, which may be helpful in assessing our operating results.

•            Straight-line rental revenue was income of less than $0.1 million for the three and six months ended June 30, 2016 and 2015.  The noncontrolling interest portion of straight-line rental revenue for the three and six months ended June 30, 2016 and 2015 was income of less than $0.1 million.

•            Net above-market lease amortization of less than $0.1 million was recognized as a charge to rental revenue for the three and six months ended June 30, 2016.  Net below-market lease amortization of less than $0.1 million was recognized as an increase to rental revenue for the three and six months ended June 30, 2015.  The noncontrolling interest portion of the net above-market and net below-market lease amortization for the three and six months ended June 30, 2016 and 2015 was less than $0.1 million.

•            Amortization of deferred financing costs of $0.2 million and $0.3 million was recognized as interest expense for our notes payable for the three and six months ended June 30, 2016, respectively.  Amortization of deferred financing costs of $0.2 million and $0.4 million was recognized as interest expense for our notes payable for the three and six months ended June 30, 2015, respectively.

In addition, cash flows generated from FFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO, such as capital expenditures and payments of principal on debt, each of which may impact the amount of cash available for special distributions to our stockholders.

We define NOI, a non-GAAP financial measure, as consolidated rental revenue, less consolidated property operating expenses and real estate taxes.  We believe that NOI provides a supplemental measure of our operating performance because NOI reflects the operating performance of our properties and excludes items that are not directly associated with real estate industry defined property operations, such as general and administrative expenses, corporate property management expenses, property management fees, depreciation expense, impairment and interest expense.  NOI also excludes revenues not associated with property operations, such as interest income and other non-property related revenues.  NOI may be helpful in evaluating all of our operations and providing comparability to other real estate companies.

We define Same Store NOI as NOI for our properties that have been owned over the each of the respective comparable periods.  Accordingly, Same Store NOI excludes assets which have been disposed of and assets held for sale.  In addition, we separately discuss our single hotel property therefore we have excluded it from Same Store NOI.  We view Same Store NOI as an important measure of the operating performance of our assets because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by lease up activity, dispositions or assets held for sale during the periods.

NOI and Same Store NOI should not be considered a replacement for GAAP net income as they exclude certain income and expenses that are material to our operations.  Additionally, NOI and Same Store NOI may not be useful in evaluating net asset value or impairments as they also exclude certain GAAP income and expenses and non-comparable properties.  Investors are cautioned that NOI and Same Store NOI should only be used to assess the operating performance trends for the properties included within the definition.  As we are currently in the disposition phase, we expect FFO and Same Store NOI to decline as we sell assets.

The following table presents a reconciliation of our net income (loss) to NOI and Same Store NOI for the six months ended June 30, 2016 and 2015 (in thousands):

	For the Six Months Ended
	June 30,
	2016	2015
Net (loss)	$(2,193)	$(1,540)
Adjustments to reconcile net loss to NOI:
Interest expense, net	3,131	3,567
Property management fees	790	864
Asset management fees	1,219	1,442
General and administrative	1,541	1,711
Depreciation and amortization	5,780	8,402
Interest income	(33)	(79)
Loss on early extinguishment of debt	—	119
Gain on sale of real estate	—	(5,320)
Income tax expense	—	1,664
Other, net	(211)	169

NOI	$10,024	$10,999

Less non-comparable:
Rental revenue	(3,297)	(6,105)
Property operating expenses	682	1,710
Property taxes	1,024	1,354
Less hotel related:
Hotel revenue	(9,293)	(9,142)
Hotel operating expenses	6,710	6,274

Same Store NOI (excluding hotel)	$5,850	$5,090

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibit.

99.1        2016 Second Quarter Update Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: August 18, 2016	By:	/s/ S. Jason Hall
S. Jason Hall
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	2016 Second Quarter Update Presentation.